UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2019

MID PENN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

349 Union Street Millersburg, Pennsylvania	1.866.642.7736	17061
(Address of Principal Executive Offices)	( Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.

CURRENT REPORT ON FORM 8-K

ITEM 8.01OTHER EVENTS

Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ: MPB), the parent company of Mid Penn Bank (the “Bank”), reported the early adoption of Accounting Standards Update (“ASU”) 2019-04, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments).  ASU 2019-04 brought forth various clarifications to, and included certain transition provisions of, ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities.

Under provisions of the above-referenced ASUs, entities can identify securities which qualify as prepayable and are eligible for designation as a hedged item based upon the last-of-layer method under ASC 2017-12.  The entity is not required to designate the debt security as a hedging relationship; the security simply must be eligible for designation as a hedged item under the last-of-layer method.  Securities that qualify as prepayable and are classified as held to maturity can be designated for a one-time permissible reclassification to the available-for-sale category.  The following types of securities held by Mid Penn are among those that are considered prepayable under a FASB staff interpretation released in February 2018:

•	Mortgage-backed securities that do not include a prepayment clause and are prepayable at any given time.
•	Instruments with time-based contingencies, such as callable municipal and callable debt securities, which could be prepayable based on reaching some future time before maturity.

As part of the adoption, Mid Penn reclassified 113 prepayable held-to-maturity debt securities with an aggregate amortized cost of $67.1 million to the available-for-sale category. Mid Penn subsequently sold 97 of these debt securities with an aggregate amortized cost of $58.5 million and realized a collective pre-tax gain on the sales of $1.6 million to be recognized in the fourth quarter of 2019. The remaining 16 securities with an aggregate amortized cost of $8.6 million that were not sold were recorded in the available-for-sale portfolio at estimated fair value and a collective unrealized appreciation of approximately $222,000.  This unrealized appreciation resulted in Mid Penn recording other comprehensive income of $175,000 which is included as a component of shareholders’ equity.  Proceeds from the sales are primarily intended to fund future loan growth or repay wholesale borrowings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC. (Registrant)

Date: November 20, 2019	By:	/s/ Michael D. Peduzzi
Michael D. Peduzzi
Senior Executive President and Chief Financial Officer